REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Trustees of
Miller/Howard High Income Equity Fund:

In planning and performing our audit of the financial
statements of Miller/Howard High Income Equity Fund
(the "Fund") as of and for the year ended October 31,
2016, in accordance with the standards of the Public
Company Accounting Oversight Board (United States),
we considered the Fund's internal control over financial
reporting, including controls over safeguarding securities,
as a basis for designing our auditing procedures for the
purpose of expressing our opinion on the financial
statements and to comply with the requirements of
Form N-SAR, but not for the purpose of expressing an
opinion on the effectiveness of the Fund's internal
control over financial reporting. Accordingly, we express
no such opinion.

The management of the Fund is responsible for establishing
and maintaining effective internal control over financial
reporting. In fulfilling this responsibility, estimates and
judgments by management are required to assess the expected
benefits and related costs of controls. A fund's internal
control over financial reporting is a process designed to
provide reasonable assurance regarding the reliability of
financial reporting and the preparation of financial
statements for external purposes in accordance with
generally accepted accounting principles. A fund's internal
control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records
that, in reasonable detail, accurately and fairly reflect
the transactions and dispositions of the assets of the fund;
(2) provide reasonable assurance that transactions are
recorded as necessary to permit preparation of financial
statements in accordance with generally accepted accounting
principles, and that receipts and expenditures of the fund
are being made only in accordance with authorizations of
management and directors of the fund; and (3) provide
reasonable assurance regarding prevention or timely
detection of unauthorized acquisition, use, or disposition
of a fund's assets that could have a material effect on the
financial statements.

Because of its inherent limitations, internal control over
financial reporting may not prevent or detect misstatements.
Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become
inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting
exists when the design or operation of a control does not allow management or employees, in the normal course of performing
their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a
combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the fund's annual or interim financial statements will not be prevented or detected on a timely
basis.

Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under
standards established by the Public Company Accounting Oversight
Board (United States). However, we noted no deficiencies in the
Fund's internal control over financial reporting and its
operation, including controls for safeguarding securities, that we consider to be a material weakness, as defined above, as
of October 31, 2016.

This report is intended solely for the information and use of management and the Board of Trustees of Miller/Howard High Income
Equity Fund and the Securities and Exchange Commission and is
not intended to be and should not be used by anyone other than these specified parties.

Deloitte & Touche LLP

Milwaukee, Wisconsin
December 19, 2016